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\                                                                 EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

This Agreement (the "Agreement") is made and entered into this 29th day of September 1997 by and between INTEGRATED INFORMATION SYSTEMS, INC., an Arizona corporation ("IIS" or "the Company"), having its principal place of business at 1560 W. Fountainhead Parkway, Suite 200, Tempe, Arizona 85282, and DAVID A. WIRTHLIN, an individual ("Employee") residing at 518 East Melody Lane, Gilbert, Arizona 85234.

1. EMPLOYMENT. Employee's employment hereunder shall commence on September 29, 1997 ("Employment Date"), and continue in effect thereafter until terminated as hereinafter provided.

2. POSITION AND DUTIES. Employee is hereby employed to serve as Chief Financial Officer of IIS. In this capacity, Employee shall do and perform all services, acts, or things necessary or advisable to assist in the management of the business of IIS, subject always to the policies and directions set by the President and the Board of Directors.

3. COMPENSATION. As compensation for his services hereunder, Employee shall receive a beginning annual salary of $110,000. Upon completion of a private placement or other funding anticipated to occur within a few months of the Employment Date, the annual salary will increase to $125,000. Salary will increase periodically, generally annually, in accordance with the company's policies and practices for salary increases. Salary will be paid in accordance with the Company's normal payroll policies and practices.

4. EMPLOYEE BENEFITS.

   a. REGULAR EMPLOYEE BENEFITS. Employee shall be entitled to participate in any employee benefits offered by IIS to its full-time employees generally. IIS reserves the right, however, to change, modify, add to, or delete all or any portion of said benefits from time to time in its sole and absolute discretion.

   b. CASH BONUS. Bonuses based on company and individual performance will be paid to Employee periodically in accordance with the Company's policies and practices for bonuses to officers and key employees, should such bonus policies and/or practices be established by the Company.

   c. STOCK OPTIONS. Stock options will be granted periodically to Employee in accordance with the Company's policies and practices for stock option grants to officers and key employees. Employee shall receive an initial grant of stock options for 75,000 shares on the Employment Date ("Initial Stock Options"). The terms and conditions governing price, vesting, and exercising of the Initial Stock Options shall be as set forth in the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan Non-Qualified Stock Option Agreement entered into between IIS and Employee on 29 September 1997.

   d. VACATION. Employee shall annually accrue three weeks of paid vacation. At Employee's option, the Company will pay Employee for unused vacation time at the then current pay rate, but only to the extent that accrued vacation exceeds ten days.

5. EMPLOYEE BUSINESS EXPENSES. IIS will promptly reimburse Employee for all reasonable business expenses incurred by Employee in performing his duties hereunder, including but not limited to expenditures for travel, business meals, and cellular phone charges. Employee shall furnish to IIS adequate records and other documentary evidence required by Federal and State statutes and regulations for substantiation of each such expenditure as an income tax deduction.

6. CONFIDENTIALITY AND NON-DISCLOSURE. During his employment with IIS hereunder, Employee will have access to and become acquainted with various information belonging to IIS including confidential

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     and proprietary data, business plans, customer lists, and pricing information. Said information shall be considered "trade secrets" of IIS, and Employee will not disclose the same, directly or indirectly, to any third party not entitled thereto, or use the same in any way detrimental to the interests of IIS, either during his employment with IIS or anytime thereafter. All documents containing or evidencing any such trade secrets shall be immediately returned to IIS by Employee upon the termination of his employment.

7. NON-COMPETITION. During his employment with IIS and for a period of one year thereafter, unless his employment is terminated without cause by IIS, Employee shall not, directly or indirectly, either as an employee, employer, consultant, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of IIS.

8. COMPANY POLICIES AND PROCEDURES. In addition to his other duties and obligations hereunder, Employee further agrees to comply with, and be bound by, all company policies and procedures instituted by IIS from time to time.

9. TERMINATION OF EMPLOYMENT. In the event IIS terminates Employee's employment "for cause", Employee shall be entitled to the compensation and benefits earned by him through the date of termination. In the event IIS terminates Employee's employment without cause, Employee shall be entitled to one year of his then current salary from the date of termination. In the event Employee voluntarily terminates his employment, or his employment is terminated because of death or total disability, Employee (or, in the case of death, his estate) shall be entitled to the compensation and benefits earned by him through the date of termination.

10.  MISCELLANEOUS PROVISIONS

     a. ENTIRE AGREEMENT. This Agreement contains the entire statement of the agreement between the parties concerning the subject matter hereof. This Agreement may only be amended by an instrument in writing, signed by all parties hereto.

     b. PARTIES BOUND BY AGREEMENT, SUCCESSORS AND ASSIGNS. The terms, conditions, and obligations of this Agreement shall insure to the benefit of, and be binding upon the parties hereto and the respective heirs, executors, administrators, successors and assigns thereof. This Agreement may not be assigned by Employee without IIS's prior written consent.

     c. HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     d. NOTICES. Any notices required or permitted to be given by either party to the other party hereunder shall be given in writing, and shall be deemed given when deposited in the United States Mail, registered or certified mail, return receipt requested and postage prepaid, and addressed to the party at the address set forth in the introductory paragraph to this Agreement. Either party may change its said address by written notice to the other party in accordance with the provisions of this paragraph.

     e. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.

     f. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Phoenix, Arizona in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction over this Agreement.
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     g. ATTORNEY'S FEES. In the event any action be instituted by either party to interpret or enforce any of the terms or conditions of this Agreement, the prevailing party shall be entitled to recover attorney's, accountant's, and expert witness fees and costs.

     h. PARTIAL INVALIDITY. In the event any of the terms or provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such partial invalidity shall not affect the remaining provisions of this Agreement all of which shall remain in full force and effect, and to that end, this Agreement is severable.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf this 24th day of September 1997.



Employee                                Integrated Information Systems, Inc.

/s/ David Wirthlin                      /s/ Jim Garvey
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David A. Wirthlin                       Jim Garvey
                                        President

Date 3/29/99                            Date 3/29/99
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